UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): September 24, 2008

APPLE REIT NINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-147414	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Nine, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated September 24, 2008 and filed (by the required date) on September 26, 2008 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Nine, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2008	41
Notes to Pro Forma Condensed Consolidated Balance Sheet	43
Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2008 and the Twelve Months Ended December 31, 2007	44
Notes to Pro Forma Condensed Consolidated Statement of Operations	47

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Charlotte Lakeside Hotel, L.P.:

We have audited the accompanying balance sheets of the Charlotte Lakeside Hotel, L.P., as of December 31, 2007 and 2006, and the related statements of operations and partners’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of the Charlotte Lakeside Hotel, L.P. as of December 31, 2007 and 2006, and the results in its operations, changes in partners’ deficit, and cash flows for the years ended December 31, 2007 and 2006 in conformity with U.S. generally accepted accounting principles.

/s/ SCHNEIDER & COMPANY

Certified Public Accountants, PC

Parsippany, New Jersey

September 12, 2008

CHARLOTTE LAKESIDE HOTEL, L.P.

BALANCE SHEETS

AS OF DECEMBER 31, 2007 and 2006

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,569	$84,166
Accounts receivable	20,900	29,714
Prepaid expenses and other current assets	11,030	14,451

Total current assets	81,499	128,331

PROPERTY AND EQUIPMENT:
Land	1,163,961	1,163,961
Buildings	4,869,581	4,869,581
Furniture, fixtures and equipment	3,657,312	3,282,919

	9,690,854	9,316,461
Accumulated depreciation	(5,512,244)	(5,069,660)

Total property and equipment	4,178,610	4,246,801

OTHER ASSETS, net	36,262	42,118

Total assets	$4,296,371	$4,417,250

LIABILITIES AND PARTNERS’ DEFICIT

CURRENT LIABILITIES:
Current portion of long-term debt	$532,034	$472,153
Accounts payable	284,749	235,262
Accrued expenses	46,027	113,620
Accrued management fees—affiliates	577,442	438,281
Due to affiliates	1,987,231	1,976,527

Total current liabilities	3,427,483	3,235,843

LONG-TERM DEBT, net of current portion	3,319,524	3,852,558

COMMITMENTS AND CONTINGENCIES

PARTNERS’ DEFICIT	(2,450,636)	(2,671,151)

Total liabilities and partners’ deficit	$4,296,371	$4,417,250

The accompany notes to these financial statements

are integral part of these financial statements.

CHARLOTTE LAKESIDE HOTEL, L.P.

STATEMENTS OF OPERATIONS AND PARTNERS’ DEFICIT

AS OF DECEMBER 31, 2007 and 2006

	Year ended December 31,
	2007	2006
REVENUES:
Rooms	$2,734,801	$2,547,061
Meeting room	10,937	9,748
Telephone	6,087	6,267
Other	38,658	30,585

Total revenues	2,790,483	2,593,661

DEPARTMENTAL EXPENSES
Rooms	786,425	755,286
Meeting room	6,360	5,907
Telephone	17,801	16,652
Other	6,721	7,349

Total departmental expenses	817,307	785,194

GROSS OPERATING INCOME	1,973,176	1,808,467

OTHER OPERATING EXPENSES
General and administrative	407,540	357,360
Advertising and business promotion	285,830	281,410
Energy	156,880	153,778
Property operations and maintenance	241,190	241,422
Rent, Property Taxes and Insurance	114,856	161,777
Administrative Services and Professional Fees	162,203	152,610
Management Fees—affiliates	139,160	129,587

Total operating expenses	1,507,659	1,477,944

INCOME FROM OPERATIONS	465,517	330,523

DEPRECIATION AND AMORTIZATION	448,439	374,722

INTEREST EXPENSE, net	46,563	101,704

NET LOSS	(29,485)	(145,903)

PARTNERS’ DEFICIT, beginning of year	(2,671,151)	(2,625,248)

CAPITAL CONTRIBUTIONS	250,000	100,000

PARTNERS’ DEFICIT, end of year	$(2,450,636)	$(2,671,151)

The accompany notes to these financial statements

are integral part of these financial statements.

CHARLOTTE LAKESIDE HOTEL, L.P.

STATEMENTS OF CASH FLOWS

AS OF DECEMBER 31, 2007 and 2006

	Year ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,485)	$(145,903)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Accretion of forgiveness of indebtedness	(217,852)	(191,445)
Depreciation and amortization	448,440	374,712
Changes in:
Accounts receivable	8,814	66,621
Prepaid expenses and other current assets	3,421	(2,872)
Accounts payable	49,487	(10,414)
Accrued management fees—affiliates	139,161	129,587
Accrued expenses	(67,592)	67,382

Net cash flows provided by operating activities	334,394	287,668

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(374,393)	(231,590)

Net cash flows used in investing activities	(374,393)	(231,590)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(255,301)	(226,568)
Capital contributions	250,000	100,000
Borrowings from affiliates	10,703	145,576

Net cash flows provided by financing activities	5,402	19,008

INCREASE IN CASH AND CASH EQUIVALENTS	(34,597)	75,086

CASH AND CASH EQUIVALENTS, beginning of year	84,166	9,080

CASH AND CASH EQUIVALENTS, end of year	$49,569	$84,166

The accompany notes to these financial statements

are integral part of these financial statements.

CHARLOTTE LAKESIDE HOTEL, L.P.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 and 2006

1. ORGANIZATION

Charlotte Lakeside Hotel, L.P. is a limited partnership which owns a Homewood Suites hotel in Charlotte, North Carolina. The partnership is managed by common affiliates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition

Revenues are derived primarily from the rental of hotel rooms. Revenues are recognized as earned.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost. Improvements that extend the life of the asset are capitalized. Depreciation is provided using straight-line and declining balance methods. The Partnership utilizes the following useful lives:

Buildings	15-40 years
Furniture, fixtures and equipment	5-10 years

Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments, which extend the useful life of the assets, are capitalized.

Long-Lived Assets

The Partnership reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable, as measured by comparing their net book value to the estimated future cash flows generated by their use. The Partnership does not believe that any such changes have occurred.

Other Assets

Other assets consist of hotel licenses and loan acquisition costs. Hotel licenses are amortized on a straight-line basis over the life of the applicable license, usually 20 years. Loan acquisition costs are amortized over the life of the applicable loan. Amortization of these costs was $5,856 and $5,856 during the years ended December 31, 2007 and 2006, respectively.

Income Taxes

No provision is made in the accounts of the Partnership for federal and state income taxes as such taxes are liabilities of the individual partners. The Partnership’s income tax returns and the amount of allocable partnership income are subject to examination by federal and state taxing authorities. If an examination results in a change to the Partnerships’ reported income or loss, the taxable income or loss reported by the individual partners may also change.

Cash and Cash Equivalents—Concentration of Credit Risk

For purposes of the Statement of Cash Flows, the Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Interest paid was approximately $264,415 and $293,149 for the years ended December 31, 2007 and 2006, respectively.

Financial instruments that potentially subject the Partnership to concentrations of credit risk consist principally of cash and cash equivalents and escrow deposits in financial institutions. The Partnership places its cash and temporary cash investments with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.

3. LONG-TERM DEBT

As of December 31 long-term debt consisted of the following:

	2007	2006
Hotel building financing	$3,851,558	$4,324,711
Less: current portion	(532,034)	(472,153)

Long-term portion	$3,319,524	$3,852,558

Hotel Building Financing

The Partnership’s mortgages were consolidated, amended and restated during 1993 along with a consolidated group of eight other hotel mortgages upon purchase of the mortgages from the lender by Nomura Asset Capital Corporation (“NACC”). The 1993 consolidated group note with NACC of $72,204,000 bears interest at 12% per annum and principal and interest are paid monthly with a level monthly debt service payment calculated on $51,500,000 of principal through July 1, 2013. The remaining portion of consolidated group principal at inception of $20,704,000 is being amortized and forgiven by NACC on a pari passu basis as the monthly debt service payments are made.

Approximately $217,852 and $191,445 of the Partnership’s principal was amortized and forgiven during the years ended December 31, 2007 and 2006, respectively and was recorded as a reduction of interest expense. NACC had a first mortgage lien until May 22, 2008 on each of the group properties which all contain cross-collateralization and cross-default provisions. This collateral included all property and interests in property owned or acquired by the Partnership. See Note 8.

4. RELATED PARTY TRANSACTIONS

Management Fees

Under management agreements with affiliates, the Partnership incurs a basic fee of 4% of adjusted gross revenue, as defined, and an incentive fee of 10% of gross operating profit, as defined. Management fees were $139,160 and $129,587 for the years ended December 31, 2007 and 2006, respectively. Accrued management fees were $577,442 and $438,281 at December 31, 2007 and 2006, respectively.

Administrative Services

In addition, the Partnership utilizes the services of various affiliates for management, accounting and computer services. Amounts paid to affiliates for such services were $114,055 and $118,144 for the years ended December 31, 2007 and 2006, respectively.

Capital Contributions

During the years ended December 31, 2007 and 2006, partners made capital contributions of $250,000 and $100,000, respectively to the Partnership and will continue to make additional advances and/or capital contributions during 2008, if necessary.

5. LEASES

The Partnership leases hotel equipment under operating leases. Rent expense for these leases, excluding the related party lease discussed above, was $17,254 and $17,025 for the years ended December 31, 2007 and 2006, respectively.

Future minimum lease payments, excluding the related party lease discussed above, under the non-cancellable operating leases as of December 31, 2007 are as follows:

Year Ending December 31	Amount
2008	$16,920
2009	7,050

$23,970

6. SAVINGS AND RETIREMENT PLAN

Under the provisions of the Partnership’s 401(k) Savings and Retirement Plan, an employee may contribute a percentage of each year’s pay subject to legal maximums. The Partnership has the option to provide an employer matching contribution each year. The Partnership’s contribution was $5,326 and $3,594 for the years ended December 31, 2007 and 2006, respectively, which was equal to 50% of the first 4% of each participating employee’s contributions. Vesting of Partnership contributions starts in the second year of an employee’s service and increases by 20% each year, until fully vested in year six.

7. COMMITMENTS AND CONTINGENCIES

In conjunction with the Partnership’s agreement with a national hotel chain, the Partnership is obligated to perform certain additional renovations and improvements to its hotel which management estimates will aggregate approximately $1,700,000 as of December 31, 2007.

8. SUBSEQUENT EVENT

On May 22, 2008, the Partnership re-mortgaged its property along with six other co-borrowers with Wachovia Bank, NA. The consolidated loan agreement aggregated $60 million giving Wachovia a first mortgage lien on each of seven properties which all contain cross collateralization and cross default provisions. The collateral for this agreement includes all property and interests in property owned or acquired by the Partnership. In addition, the loan agreement required a $15 million guarantee by certain other affiliates of the consolidated borrowing group. The loan requires monthly payments of interest only at a rate of LIBOR plus 2.5% and requires an interest rate swap agreement which currently brings the effective rate of interest to approximately 6% at June 30, 2008. The $60 million mortgage matures on May 31, 2011 and is subject to two one-year extensions provided certain conditions are met.

As of September 12, 2008, the Partnership has not borrowed its $3.7 million allocation from the group’s $60 million agreement. The Partnership’s institutional borrowings have been replaced since May 22, 2008 by non-interest bearing advances from an affiliate.

(Remainder of Page Is Intentionally Blank)

CHARLOTTE LAKESIDE HOTEL, L.P.

BALANCE SHEETS

AS OF JUNE 30, 2008 and 2007

(Unaudited)

	June 30,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,051	$95,046
Accounts receivable	40,202	60,086
Prepaid expenses and other current assets	—	9,572

Total current assets	89,253	164,704

PROPERTY AND EQUIPMENT:
Land	1,163,961	1,163,961
Buildings	4,869,581	4,869,581
Furniture, fixtures and equipment	4,214,824	3,352,030

	10,248,366	9,385,572
Accumulated depreciation	(5,727,872)	(5,253,513)

Total property and equipment	4,520,494	4,132,059

OTHER ASSETS, net	113,224	39,190

Total assets	$4,722,971	$4,335,953

LIABILITIES AND PARTNERS’ DEFICIT

CURRENT LIABILITIES:
Current portion of long-term debt	$—	$501,201
Accounts payable	177,082	141,728
Accrued expenses	114,037	84,951
Accrued management fees—affiliates	629,678	509,411
Due to affiliates	4,863,989	1,998,258

Total current liabilities	5,784,786	3,235,549

LONG-TERM DEBT, net of current portion	—	3,593,479

COMMITMENTS AND CONTINGENCIES

PARTNERS’ DEFICIT	(1,061,815)	(2,493,075)

Total liabilities and partners’ deficit	$4,722,971	$4,335,953

CHARLOTTE LAKESIDE HOTEL, L.P.

STATEMENTS OF INCOME AND PARTNERS’ DEFICIT

AS OF JUNE 30, 2008 and 2007

(Unaudited)

	Six months ended June 30,
	2008	2007
REVENUES:
Rooms	$1,025,867	$1,398,742
Meeting room	3,828	6,156
Telephone	1,748	3,074
Other	13,825	20,879

Total revenues	1,045,268	1,428,851

DEPARTMENTAL EXPENSES
Rooms	337,806	392,071
Meeting room	3,031	3,149
Telephone	8,143	8,539
Other	1,794	4,372

Total departmental expenses	350,774	408,131

GROSS OPERATING INCOME	694,494	1,020,720

OTHER OPERATING EXPENSES
General and administrative	172,870	190,403
Advertising and business promotion	132,956	139,827
Energy	63,530	73,086
Property operations and maintenance	98,925	121,513
Rent, Property Taxes and Insurance	59,538	54,360
Administrative Services and Professional Fees	75,583	75,717
Management Fees—affiliates	52,236	71,130

Total operating expenses	655,638	726,036

INCOME FROM OPERATIONS	38,856	294,684
DEPRECIATION AND AMORTIZATION	237,855	186,780
INTEREST EXPENSE, net	622,820	29,826
GAIN ON DEBT CANCELLATION	(1,710,641)	—

NET INCOME	888,822	78,078
PARTNERS’ DEFICIT, beginning of period	(2,450,637)	(2,671,153)
CAPITAL CONTRIBUTIONS	500,000	100,000

PARTNERS’ DEFICIT, end of period	$(1,061,815)	$(2,493,075)

CHARLOTTE LAKESIDE HOTEL, L.P.

STATEMENTS OF CASH FLOWS

AS OF JUNE 30, 2008 and 2007

(Unaudited)

	Six months ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$888,822	$78,078
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Accretion of forgiveness of indebtedness	(78,232)	(106,191)
Depreciation and amortization	237,855	186,781
Gain on debt cancellation	(1,710,641)	—
Changes in:
Accounts receivable	(19,302)	(30,372)
Prepaid expenses and other current assets	11,030	4,879
Accounts payable	(107,667)	(93,534)
Accrued management fees—affiliates	52,236	71,130
Accrued expenses	68,010	(28,669)

Net cash flows (used in) provided by operating activities	(657,889)	82,102

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(557,512)	(69,111)
Increase in other long term assets	(99,189)	—

Net cash flows used in investing activities	(656,701)	(69,111)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(2,062,685)	(123,840)
Borrowings from affiliates	2,876,757	21,730
Capital contributions	500,000	100,000

Net cash flows provided by (used in) financing activities	1,314,072	(2,110)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(518)	10,881

CASH AND CASH EQUIVALENTS, beginning of period	49,569	84,165

CASH AND CASH EQUIVALENTS, end of period	$49,051	$95,046

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Nine Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheets of the Santa Clarita—Courtyard by Marriott Hotel (the Hotel), as of December 31, 2007 and 2006, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

September 26, 2008

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$3,162,456	$3,162,456
Construction in Progress	—	10,632,981
Building and Improvements	13,334,334	—
Furnishings and Equipment	3,544,985	910,493

TOTAL	20,041,775	14,705,930
Less: Accumulated Depreciation	(680,669)	—

NET INVESTMENT IN HOTEL PROPERTY	19,361,106	14,705,930

Cash and Cash Equivalents	10,910	565,329
Accounts Receivable—Trade	73,844	—
Affiliate Advances	325,993	622,552
Prepaids and Other	126,168	23,698
Franchise Fees, Net	55,025	56,800

	591,940	1,268,379

TOTAL ASSETS	$19,953,046	$15,974,309

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Mortgages Payable	$15,720,040	$9,395,420
Affiliate Advances	121,303	—
Accounts Payable	476,966	7,297
Accrued Expenses	121,564	2,856,507
Cash Deficit	314,529	29,529

TOTAL LIABILITIES	16,754,402	12,288,753
MEMBERS’ EQUITY	3,198,644	3,685,556

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$19,953,046	$15,974,309

The accompanying notes are an integral part of these financial statements.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Balance, Beginning of Year	$3,685,556	$3,654,017
Net Loss	(1,078,500)	(46,716)
Member Contributions, net	591,588	78,255

Balance, End of Year	$3,198,644	$3,685,556

The accompanying notes are an integral part of these financial statements.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES:
Rooms	$2,018,947	$—
Other Operating Departments	310,415	—

TOTAL REVENUES	2,329,362	—

EXPENSES:
Rooms	317,421	—
Other Operating Departments	323,216	—
General and Administrative	464,121	—
Sales and Marketing	192,781	—
Property Operations and Energy	257,058	—
Property Taxes and Insurance	169,286	—
Interest Expense	612,321	—
Depreciation and Amortization	682,444	—
Management and Royalty Fees	204,617	—
Pre-Opening Costs	184,597	46,716

TOTAL EXPENSES	3,407,862	46,716

NET LOSS	$(1,078,500)	$(46,716)

The accompanying notes are an integral part of these financial statements.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Loss	$(1,078,500)	$(46,716)
Adjustments to Reconcile Net Loss to Net Cash Provided (Used) by Operating Activities:
Depreciation	680,669	—
Amortization	1,775	—
Change in:
Accounts Receivable—Trade	(73,844)	—
Prepaids and Other	(102,470)	(1,149)
Accounts Payable	227,981	—
Accrued Expenses	66,364	—
Cash Deficit	314,529	—

NET CASH FLOWS FROM (TO) OPERATING ACTIVITIES	36,504	(47,865)

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(7,507,131)	(8,860,481)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	6,354,580	9,395,420
Mortgage Loan Curtailments	(29,960)	—
Member Contributions (Distributions), net	591,588	78,255

NET CASH FLOWS FROM FINANCING ACTIVITIES	6,916,208	9,473,675

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(554,419)	565,329
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	565,329	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$10,910	$565,329

SUPPLEMENTAL DISCLOSURES:
Interest Paid	$984,110	$201,477

The accompanying notes are an integral part of these financial statements.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the 140 room Courtyard by Marriott Hotel located at 28523 Westinghouse Place in Santa Clarita, California (the Hotel) as of December 31, 2007 and 2006 and for the years then ended. The Hotel is owned by Ocean Park Hotels—MMM, LLC, a California limited liability company.

The Hotel land was acquired in 2004. Construction of the Hotel was completed and the Hotel opened for business on May 17, 2007.

Courtyard by Marriott Hotels specialize in providing full service lodging for business or leisure travelers. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents includes cash on hand and demand deposits in banks.

Concentrations—Cash maintained at major financial institutions may at times during the year be in excess of the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk. At December 31, 2007, cash deposits were within FDIC insurance limits.

Accounts Receivable—Accounts receivable is comprised primarily of trade and credit card receivables due from Hotel guests. Accounts receivable are written off when collection is deemed doubtful. At December 31, 2007, all accounts receivable balances are considered to be fully collectible, and accordingly, an allowance for doubtful accounts has not been recorded. It is possible that certain balances will become uncollectible.

Amortization—Amortization of franchise fees is recorded on a straight-line basis. Amortization expense is anticipated to be $2,840 in each of the five succeeding years.

Pre-Opening Costs—Pre-Opening Costs represent expenditures incurred prior to the opening of the Hotel that would normally be expensed as a cost of operations if those costs were incurred after operations had begun.

Investment in Hotel Property—Land, building and improvements, furnishings and equipment and construction in progress are stated at the Owner’s cost. Mortgage interest of $388,110 in 2007 and $231,006 in 2006 is included as a cost of Hotel property. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to develop the site and construct the Hotel to the time the Hotel is placed in operation.

The respective classes of Hotel property are depreciated using straight-line methods over the following lives:

Building and Improvements	15 to 40 Years
Furnishings and Equipment	5 Years

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Revenue Recognition—Room and other operating revenues represent revenue derived from rental of rooms and other associated customer fees. Revenue is recognized as room stays occur and other services are provided.

Advertising—Advertising costs are expensed in the period incurred.

Income Taxes—The Hotel property was owned by a limited liability company throughout the financial statement periods. Income and losses of a limited liability company are passed through to the members and taxed on their individual income tax returns. Accordingly, these financial statements do not reflect an income tax provision.

NOTE 3—RELATED PARTY TRANSACTIONS

A franchise agreement has been entered into with Marriott International, Inc., which entitles the Owner to operate as a Courtyard by Marriott Hotel for a twenty year term beginning on the opening date of the Hotel. The agreement required an initial franchise fee of $56,800. The fee is being amortized straight-line over the term of the agreement.

The agreement requires the payment of continuing royalty and marketing fees at the rates of 5.5% and 2.0% of gross room revenue, respectively. During 2007, royalty and marketing fees totaled $111,443 and $42,072, respectively.

Affiliate advances represent non-interest bearing loans to and from various affiliates to fund construction costs and various operating activities.

The Hotel is managed by Ocean Park Hotels, Inc., an affiliated entity. The management contract, which is for a ten year term beginning on the opening date of the Hotel, requires the Hotel owner to pay monthly management fees at 4.0% of “adjusted gross revenues.” In 2007, management fee expense totaled $93,174.

NOTE 4—MORTGAGES AND NOTE PAYABLE

The Hotel property is encumbered by a first deed of trust payable to Rabobank, NA, formerly Mid-State Bank and Trust. The loan, in the original amount of $15,750,000, is for a ten year term maturing on March 14, 2016.

For the initial 18 months, the note required interest only payments at a rate of 7.0%. For the period October 14, 2007 through March 14, 2011, the note continues to bear interest at a rate of 7.0% but requires monthly principal and interest payments of $105,866. For the final fifty-nine months, the interest rate changes to a variable rate equal to 2.5% above the rate for 5 year U. S. Government Treasuries with required monthly payments in an amount to fully amortize the loan in 318 months. The unpaid principal balance is payable in full on March 14, 2016.

The note is secured by the Hotel real estate, by an assignment of rents, by a security interest in the rents and personal property, and by the personal guarantee of the managing member of the Owner.

Below is a schedule of required future principal curtailments as of December 31, 2007:

2008	$175,549
2009	188,239
2010	201,847
2011	204,193
2012	214,728
Thereafter	14,735,484

TOTAL	$15,720,040

NOTE 5—SUBSEQUENT EVENT

On July 24, 2008, the Owner of the Hotel property entered into a contract to sell the Hotel property to an affiliate of Apple Nine Hospitality, Inc for $22,700,000. The sale closed September 24, 2008.

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

BALANCE SHEETS

JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$3,162,456	$3,162,456
Building and Improvements	13,334,334	13,334,334
Furnishings and Equipment	3,547,362	2,888,209

TOTAL	20,044,152	19,384,999
Less: Accumulated Depreciation	(1,225,442)	(119,714)

NET INVESTMENT IN HOTEL PROPERTY	18,818,710	19,265,285

Cash and Cash Equivalents	22,983	26,066
Accounts Receivable—Trade	75,144	27,830
Affiliate Advances	438,792	537,487
Prepaids and Other	144,159	41,804
Franchise Fees, Net	53,605	56,445

	734,683	689,632

TOTAL ASSETS	$19,553,393	$19,954,917

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Mortgage Payable	$15,680,600	$15,544,215
Accounts Payable	431,645	20,736
Affiliate Advances	199,210	24,251
Accrued Expenses	639,494	65,803
Cash Deficit	11,743	891,564

TOTAL LIABILITIES	16,962,692	16,546,569
MEMBERS’ EQUITY	2,590,701	3,408,348

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$19,553,393	$19,954,917

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF MEMBERS’ EQUITY

SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
Balance, January 1	$3,198,644	$3,685,556
Net Loss	(645,007)	(422,279)
Member Contributions, net	37,064	145,071

Balance, June 30	$2,590,701	$3,408,348

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF OPERATIONS

SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
REVENUES:
Rooms	$1,758,877	$274,561
Other Operating Departments	214,437	50,174
Other Income	2,953	—

TOTAL REVENUES	1,976,267	324,735

EXPENSES:
Rooms	218,892	75,007
Other Operating Departments	249,562	19,557
General and Administrative	373,084	131,176
Sales and Marketing	151,394	41,558
Property Operations and Energy	191,384	54,181
Property Taxes and Insurance	159,016	8,179
Interest Expense	555,617	89,823
Depreciation and Amortization	546,193	120,069
Management and Royalty Fees	176,132	26,717
Pre-Operating Costs	—	180,747

TOTAL EXPENSES	2,621,274	747,014

NET LOSS	$(645,007)	$(422,279)

SANTA CLARITA—COURTYARD BY MARRIOTT HOTEL

STATEMENTS OF CASH FLOWS

SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Loss	$(645,007)	$(422,279)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation	544,773	119,714
Amortization	1,420	355
Change in:
Accounts Receivable—Trade	(1,300)	(27,830)
Prepaids and Other	(17,991)	(18,106)
Accounts Payable	(45,321)	20,736
Accrued Expenses	517,930	28,225
Affiliate Advances	(34,892)	—
Cash Deficit	(302,786)	891,564

NET CASH FLOWS FROM OPERATING ACTIVITIES	16,826	592,379

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(2,377)	(7,425,508)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	—	6,148,795
Mortgage Payable Curtailments	(39,440)	—
Member Contributions, net	37,064	145,071

NET CASH FLOWS FROM (TO) FINANCING ACTIVITIES	(2,376)	6,293,866

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,073	(539,263)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,910	565,329

CASH AND CASH EQUIVALENTS, END OF PERIOD	$22,983	$26,066

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Allen Stacy Hotel, Ltd.

Allen, Texas

We have audited the accompanying balance sheets of Allen Stacy Hotel, Ltd. as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allen Stacy Hotel, Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Novogradac & Company LLP

Cleveland, Ohio

September 23, 2008

ALLEN STACY HOTEL, LTD.

BALANCE SHEETS

December 31, 2007 and 2006

	2007	2006
ASSETS
PROPERTY AND EQUIPMENT
Land and improvements	$914,358	$914,358
Building and improvements	6,511,178	6,500,847
Furniture, fixtures and equipment	1,317,166	1,309,627

	8,742,702	8,724,832
Less accumulated depreciation	(754,787)	(256,148)

	7,987,915	8,468,684
OTHER ASSETS
Cash and cash equivalents:
Operations	483,637	200,268
Reserve for furniture, fixtures and equipment	53,276	—
Accounts receivable, net	35,296	22,581
Prepaid expenses	16,207	26,849
Deferred charges, net	163,483	216,215

Total other assets	751,899	465,913

TOTAL ASSETS	$8,739,814	$8,934,597

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Accounts payable:
Trade	$18,795	$58,019
Construction	—	247,590
Accrued expenses:
Interest	—	42,764
Operating expenses	84,105	50,255
Real estate and other taxes	192,281	98,447
Management fees	7,454	5,350
Sales and occupancy taxes	31,472	22,338
Advances payable—partner	—	23,892
Advance deposits	7,224	—
Lease payable	213,355	263,835
Note payable	510,990	300,000
Mortgage note payable	6,707,221	6,863,913

Total liabilities	7,772,897	7,976,403
PARTNERS’ CAPITAL	966,917	958,194

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$8,739,814	$8,934,597

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2007 and 2006

	2007	2006
REVENUES
Rooms	$2,873,469	$781,238
Telephone	5,520	954
Ancillary income	100,489	30,626

	2,979,478	812,818

DEPARTMENTAL EXPENSES
Rooms	669,868	225,683
Telephone	21,575	14,477
Ancillary services	39,859	12,480

	731,302	252,640

DEPARTMENTAL INCOME	2,248,176	560,178

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	186,827	55,737
General and administrative	219,950	80,328
Energy costs	130,791	44,050
Repairs and maintenance	163,222	62,461
Franchise fees	115,156	31,302
Management fees	89,289	24,368

	905,235	298,246

OPERATING INCOME	1,342,941	261,932

FIXED EXPENSES
Insurance	9,360	4,527
Property and other taxes	186,032	44,665
Interest	587,163	212,931
Depreciation and amortization	551,371	278,120

	1,333,926	540,243

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	9,015	(278,311)

OTHER INCOME (EXPENSE)
Interest	1,860	312
Miscellaneous	(2,152)	(375)
Organizational and start-up costs	—	(98,426)

	(292)	(98,489)

NET INCOME (LOSS)	$8,723	$(376,800)

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the years ended December 31, 2007 and 2006

BALANCE—JANUARY 1, 2006	$1,271,563

Contributions	63,431
Net loss	(376,800)

BALANCE—DECEMBER 31, 2006	958,194
Net income	8,723

BALANCE—DECEMBER 31, 2007	$966,917

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$8,723	$(376,800)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	551,371	278,120
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(12,715)	(22,581)
Decrease (increase) in prepaid expenses	10,642	(26,849)
Decrease in accounts payable—trade	(39,224)	(24,911)
Increase in accrued expenses	96,158	219,154
Increase in advance deposits	7,224	—

Total adjustments	613,456	422,933

Net cash provided by operating activities	622,179	46,133
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(265,460)	(6,053,564)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on deferred charges	—	(111,198)
Payments on advances payable—partners	(23,892)	(63,431)
Principal payments on lease payable	(50,480)	(36,552)
Proceeds from note payable	250,000	300,000
Payments on note payable	(39,010)	—
Proceeds from mortgage note payable	—	6,066,680
Payments on mortgage note payable	(156,692)	(15,237)
Contributions from partners	—	63,431

Net cash (used in) provided by financing activities	(20,074)	6,203,693

NET INCREASE IN CASH AND CASH EQUIVALENTS	336,645	196,262
CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	200,268	4,006

CASH AND CASH EQUIVALENTS—END OF YEAR	536,913	200,268
LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(53,276)	—

UNRESTRICTED CASH AND CASH EQUIVALENTS—END OF YEAR	$483,637	$200,268

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

STATEMENTS OF CASH FLOWS (CONTINUED)

For the years ended December 31, 2007 and 2006

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid for interest during the year for:
Interest—expensed	$629,927	$170,167
Interest—capitalized	—	152,739

Total	$629,927	$322,906

Supplemental disclosure of non-cash investing activities:
Purchase of property and equipment is shown net of accounts payable—construction	$—	$247,590

Acquisition of equipment through capital lease	$—	$300,387

The accompanying notes are an integral part of these financial statements.

ALLEN STACY HOTEL, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2007 and 2006

1. General

Allen Stacy Hotel, Ltd. (the “Partnership”), a Texas limited partnership, was formed in April 2003 to own and operate a hotel under the franchise of Hilton Hotel. The 103-room Hampton Inn and Suites, (the “Hotel”) located in Allen, Texas, began operations in August 2006.

On August 1, 2008, Apple Nine Hospitality Ownership, Inc., a Virginia corporation, entered into a contract with Allen Stacy Hotel, Ltd. to acquire the Hotel.

The accompanying financial statements have been prepared for the purpose of enabling Apple Nine Hospitality Ownership, Inc. to comply with certain requirements of the Securities and Exchange Commission.

2. Summary of significant accounting policies and nature of operations

Accounting method

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Accounts receivable

Accounts receivable represents unbilled hotel guest charges for guests staying at the hotel as of the end of the year and corporate account customer charges from various times throughout the year. The Company estimates an allowance for doubtful accounts based on historical activity. As of December 31, 2007 and 2006, the allowance for doubtful accounts was $435 and $406, respectively.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2007 and 2006, was $69,902 and $23,450, respectively, which is included in marketing and advertising expense in the accompanying statements of operations.

Allocation

Income, loss and cash flows are allocated in accordance with the terms of the Partnership Agreement.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with maturities of three months or less at the date of acquisition.

Concentration of credit risk

The Partnership deposits its cash in financial institutions. At times, the account balances may exceed the institution’s federally insured limits. The Partnership has not experienced any losses in such accounts.

Deferred charges

Capitalized loan costs are amortized on the straight-line method over the life of the mortgage. The license fee is amortized over the life of the agreement. Amortization expense for the years ended December 31, 2007 and 2006, was $52,732 and $21,972, respectively.

	2007	2006
Capitalized loan costs	$181,187	$181,187
License fee	65,000	65,000

	246,187	246,187
Less: accumulated amortization	(82,704)	(29,972)

Deferred charges, net	$163,483	$216,215

Economic concentrations

The Partnership operates one hotel in Allen, Texas. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the travel and tourism industry.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount the asset exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2007 and 2006.

Income taxes

The Partnership is not taxed directly on its income, rather the respective items of income or expense are reported by the partners on their individual returns; therefore, no provision for income taxes is provided for in these financial statements.

Organizational and start-up costs

Organizational and start-up costs are expensed in the year incurred.

Property and equipment

Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis and other accelerated methods over the estimated useful lives as follows:

Building and improvements	15 to 39 years
Furniture, fixtures and equipment	5 to 7 years

Furniture, fixtures and equipment consist primarily of room furniture, fixtures, kitchen equipment, computer equipment, and operating equipment. Operating equipment consists of primarily of china, glassware, silverware, pots and pans, and linen.

Depreciation expense for the years ended December 31, 2007 and 2006, was $498,639 and $256,148, respectively.

Maintenance and repairs are charged against income as incurred and major improvements that significantly extend the useful life of property and equipment are capitalized.

Costs directly associated with the acquisition, development, and construction of the Partnership are capitalized. Such costs include interest, property taxes, insurance, pre-acquisition expenditures, and other direct costs incurred during the construction period.

Restricted cash

Management maintains cash reserves for the replacement of and additions to furniture, fixtures, and equipment. The unexpended reserve, classified as reserve for furniture, fixtures and equipment on the accompanying balance sheets, totaled $53,276 and $-0-, respectively, as of December 31, 2007 and 2006.

Revenue recognition

For financial reporting, the Partnership recognizes income on the accrual method of accounting. Under this method, revenue is recognized when services are performed. Revenue from advance deposits are deferred and included in income when the services to which they relate are delivered.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

3. Mortgage note payable

During 2005, the Partnership entered into a loan agreement with Texans Commercial Capital LLC. The loan is payable in monthly installments of principal and interest. The remaining principal is due at maturity. The note is secured by a first mortgage on the Partnership’s real property, an assignment of revenues, a guarantee by the General Partners and the personal guarantee of the individual managing members of the General Partners. The balance of the mortgage note payable at of December 31, 2007 and 2006 was $6,707,221 and $6,863,913, respectively. Accrued interest as of December 31, 2007 and 2006, was $-0- and $42,764, respectively. The terms of the note are as follows:

Original amount	$6,879,150
Original date	May 2005
Maturity date	May 2010
Interest rate	7.375%
Current monthly payment	$55,353

The annual principal payment requirements are as follows:

2008	$168,500
2009	181,600
2010	6,357,121

$6,707,221

4. Note payable

In May 2006, LJM Stacy, LLC, a General Partner, entered into a loan agreement on behalf of the Partnership with First Bank of Canyon Creek (“Payee”). The note was amended and restated on January 19, 2007. The note is payable in monthly installments of principal and interest. Any outstanding principal and interest is due at maturity or as demanded by the Payee. The note is secured by the General Partners’ interest in the Partnership and is guaranteed by the General Partners and their individual managing members. The balance of the note at December 31, 2007 and 2006 was $510,990 and $300,000, respectively. There was no accrued interest on the note as of December 31, 2007 and 2006. The terms of the note are as follows:

Original amount	$300,000
Amended amount	$550,000
Amended maturity date	May 2008
Interest rate	(1)
Current monthly payment	$5,453

(1)	Interest is based on a variable rate equal to the lesser of the maximum rate permitted by the Texas Finance Code and Texas Credit Code or prime plus 2% (9.25% and 10.25% at December 31, 2007 and 2006, respectively). However, at no time shall the interest rate be less than 9.75%.

Subsequent to December 31, 2007, the Partnership entered into a Loan Modification Agreement to extend the note to November 2009. The interest rate at no time shall be less than 8% and the monthly payment of principal and interest was modified to $4,351. In addition a principal payment of $30,000 is due in May 2009.

5. Lease payable

During 2006, the Partnership entered into a financing lease agreement for equipment totaling $300,387. The equipment has been capitalized and is being depreciated in accordance with the Partnership’s depreciation policy. The lease requires 60 monthly payments of $6,531, which includes interest imputed at 11%, commencing July 2006. The balance of the lease payable as of December 31, 2007 and 2006 was $213,355 and $263,835, respectively. Interest expense under the lease totaled $27,889 and $15,996 during 2007 and 2006, respectively.

Future minimum lease payments on the capital lease as of December 31, 2007 are as follows:

2008	$78,400
2009	78,400
2010	78,400
2011	26,040

$261,240
Less amount representing interest	47,885

Present value of minimum lease payments	$213,355

6. Related party transactions

Advances payable—partners

As of December 31, 2006, advances from certain partners totaled $23,892. During 2007, the advances were repaid. The advances bore interest at prime and were payable upon demand. There was no interest paid on these advances.

Developer Fee

The Partnership has contracted with a related corporation Second Century Investments, an affiliate of a General Partners, for services rendered in structuring, negotiating and developing the project for a fee of $50,000. The fee has been capitalized to the cost of property and equipment.

Management fee

The Partnership has contracted with a related corporation, Gateway Hospitality Group, Inc., an affiliate of the General Partner, to provide management services for a fee of 3% of revenue. Total management fees of

$89,289 and $24,368 have been expensed for 2007 and 2006 respectively, under the above-mentioned management contract with $7,454 and $5,350 included in accrued expenses at December 31, 2007 and 2006, respectively.

Technical Service Fee

The Partnership has contracted with a related corporation Gateway Hospitality Group, Inc., an affiliate of a General Partner, to provide technical services for a fee of $50,000. The fee has been capitalized to the cost of property and equipment.

7. License agreement

The Partnership entered into a 20-year license agreement in May 2003 with Promus Hotels, Inc. which commenced in August 2006. The agreement allows the Partnership to operate the hotel under the Hampton Inn & Suites name. The Partnership paid a $65,000 license fee, which is capitalized and amortized over the life of the agreement. The agreement requires the payment of a monthly franchise fee and a monthly program fee of 4% and 4%, respectively, of gross room revenues, as defined in the license agreement. The monthly program fee is subject to change, however, increases will not exceed 1% in any calendar year and cumulative increases will not exceed 5% of gross room revenues. For the year ended December 31, 2007 and 2006, franchise fees totaled $115,156 and $31,302, respectively. Program fees of $115,156 and $31,302, were incurred during 2007 and 2006, respectively, and were included in rooms expense and marketing and advertising on the accompanying statements of operations.

ALLEN STACY HOTEL, LTD.

BALANCE SHEETS (UNAUDITED)

June 30, 2008 and 2007

	2008	2007
ASSETS
PROPERTY AND EQUIPMENT
Land and improvements	$914,358	$914,358
Building and improvements	6,512,593	6,511,843
Furniture, fixtures and equipment	1,322,829	1,311,519

	8,749,780	8,737,720
Less accumulated depreciation	(994,787)	(514,148)

	7,754,993	8,223,572

OTHER ASSETS
Cash and cash equivalents:
Operations	384,204	288,600
Reserve for furniture, fixtures and equipment	102,219	4,670
Accounts receivable	15,404	27,712
Prepaid expenses	11,416	15,736
Deferred charges, net	137,117	189,849

Total other assets	650,360	526,567

TOTAL ASSETS	$8,405,353	$8,750,139

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable	$33,903	$24,947
Accrued expenses:
Interest	—	2,648
Operating expenses	59,758	64,620
Real estate and other taxes	109,794	96,917
Management fees	9,338	8,480
Sales and occupancy taxes	42,575	34,483
Advances payable - partner	—	10,551
Deposits	151	2,759
Lease payable	186,027	239,342
Note payable	504,396	549,401
Mortgage note payable	6,623,900	6,784,918

Total liabilities	7,569,842	7,819,066
PARTNERS’ CAPITAL	835,511	931,073

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$8,405,353	$8,750,139

ALLEN STACY HOTEL, LTD.

STATEMENTS OF OPERATIONS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
REVENUES
Rooms	$1,603,864	$1,394,635
Telephone	1,473	1,306
Ancillary income	53,601	47,714

	1,658,938	1,443,655

DEPARTMENTAL EXPENSES
Rooms	379,376	326,755
Telephone	11,793	9,365
Ancillary services	20,708	18,642

	411,877	354,762

DEPARTMENTAL INCOME	1,247,061	1,088,893

UNDISTRIBUTED OPERATING EXPENSES
Marketing and advertising	107,662	93,018
General and administrative	115,496	109,103
Energy costs	76,192	62,196
Repairs and maintenance	93,826	72,775
Franchise fees	64,323	55,793
Management fees	49,768	43,214

	507,267	436,099

OPERATING INCOME	739,794	652,794

FIXED EXPENSES
Insurance	3,501	5,484
Property and other taxes	127,138	90,667
Interest	285,058	297,898
Depreciation and amortization	266,366	284,366

	682,063	678,415

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	57,731	(25,621)

OTHER INCOME (EXPENSE)
Interest	3,312	—
Miscellaneous	(364)	(1,500)

	2,948	(1,500)

NET INCOME (LOSS)	$60,679	$(27,121)

ALLEN STACY HOTEL, LTD.

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six months ended June 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$60,679	$(27,121)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	266,366	284,366
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	19,892	(5,131)
Decrease in prepaid expenses	4,791	11,113
Increase (decrease) in accounts payable	15,108	(33,072)
Decrease in accrued expenses	(93,847)	(12,006)
(Decrease) increase in deposits	(7,073)	2,759

Total adjustments	205,237	248,029

Net cash provided by operating activities	265,916	220,908
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(7,078)	(260,478)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on advances payable—partner	—	(13,341)
Principal payments on lease payable	(27,328)	(24,493)
Proceeds from note payable	—	250,000
Payments on note payable	(6,594)	(599)
Payments on mortgage note payable	(83,321)	(78,995)
Distributions to partners	(192,085)	—

Net cash (used in) provided by financing activities	(309,328)	132,572

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(50,490)	93,002
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	536,913	200,268

CASH AND CASH EQUIVALENTS—END OF PERIOD	486,423	293,270
LESS RESTRICTED CASH AND CASH EQUIVALENTS
Reserve for furniture, fixtures and equipment	(102,219)	(4,670)

UNRESTRICTED CASH AND CASH EQUIVALENTS—END OF PERIOD	$384,204	$288,600

Supplemental disclosure of cash flow information:
Cash paid for interest	$285,058	$338,014

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2008 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Tucson, AZ	$18.4	July 31, 2008
Homewood Suites	Charlotte, NC	5.7	September 24, 2008
Courtyard	Santa Clarita, CA	22.7	September 24, 2008
Hampton Inn & Suites	Allen, TX	12.5	September 26, 2008
Hilton Garden Inn	Twinsburg, OH	17.8	October 6, 2008
Hilton Garden Inn	Lewisville, TX	28.0	October 16, 2008
Hilton Garden Inn	Duncanville, TX	19.5	October 21, 2008

	Total	$124.6

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Texas Western Management Partners, L.P., Dimension Development Company, McKibbon Hotel Group, Inc. and Gateway Hospitality Group, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Nine, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2008, nor does it purport to represent the future financial position of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels, as included in this document.

Balance Sheet as of June 30, 2008 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$—	$127,853	(A)	$127,853
Cash and cash equivalents	162,579	(109,641	)(C)	52,938
Other assets, net	242	—		242

Total Assets	$162,821	$18,212		$181,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$—	$13,966		$13,966
Accounts payable and accrued expenses	51	4,246	(B)	4,297

Total Liabilities	51	18,212		18,263

Preferred stock, authorized 30,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 400,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 480,000 shares	48	—		48
Common stock, no par value, authorized 400,000,000 shares	163,359	—		163,359
Distributions greater than net income	(637)	—		(637)

Total Shareholders’ Equity	162,770	—		162,770

Total Liabilities and Shareholders’ Equity	$162,821	$18,212		$181,033

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 7 properties that have been purchased after June 30, 2008 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Tucson, AZ Hilton Garden Inn	Charlotte, NC Homewood Suites	Santa Clarita, CA Courtyard	Allen, TX Hampton Inn & Suites	Twinsburg, OH Hilton Garden Inn	Duncanville, TX Hilton Garden Inn	Lewisville, TX Hilton Garden Inn	Total Combined
Purchase price per contract	$18,375	$5,750	$22,700	$12,500	$17,792	$19,500	$28,000	$124,617
Other closing and capitalized costs (credits) incurred	131	92	73	112	143	98	94	743
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	368	115	454	250	356	390	560	2,493

Investment in hotel properties	18,874	5,957	23,227	12,862	18,291	19,988	28,654	127,853	(A)

Net other assets/(liabilities) assumed	(5)	54	(35)	(136)	(167)	(13,966)	(3,957)	(18,212	)(B)

Total purchase price	$18,869	$6,011	$23,192	$12,726	$18,124	$6,022	$24,697	$109,641	(C)

(B)	Represents other assets and liabilities assumed in the acquisition of the hotel including, mortgages payable, operational charges and credits and prepaid or accrued property taxes.

(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2007 and six months ended June 30, 2008

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Tucson, AZ	$18.4	July 31, 2008
Homewood Suites	Charlotte, NC	5.7	September 24, 2008
Courtyard	Santa Clarita, CA	22.7	September 24, 2008
Hampton Inn & Suites	Allen, TX	12.5	September 26, 2008
Hilton Garden Inn	Twinsburg, OH	17.8	October 6, 2008
Hilton Garden Inn	Lewisville, TX	28.0	October 16, 2008
Hilton Garden Inn	Duncanville, TX	19.5	October 21, 2008

	Total	$124.6

These Pro Forma Condensed Consolidated Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Texas Western Management Partners, L.P., Dimension Development Company, McKibbon Hotel Group, Inc. and Gateway Hospitality Group, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Nine, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Nine, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed on the latter of January 1, 2007, or the date the hotel began operations nor do they purport to represent the future financial results of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and is qualified in its entirety by the historical Statements of Operations of the acquired hotels, as included in this document.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the six months ended June 30, 2008

(In thousands, except per share data)

	Company Historical Statement of Operations	Tucson, AZ Hilton Garden Inn (A)	Charlotte Lakeside Hotel, L.P. Charlotte, NC Homewood Suites (A)	Santa Clarita, CA Courtyard (A)	Allen Stacy Hotel, Ltd. Allen, TX Hampton Inn & Suites (A)	RSV Twinsburg Hotel, Ltd. Twinsburg, OH Hilton Garden Inn (A)	SCI Duncanville Hotel, Ltd. Duncanville, TX Hilton Garden Inn (A)	SCI Lewisville Hotel, Ltd. Lewisville, TX Hilton Garden Inn (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$—	$944	$1,026	$1,759	$1,604	$1,794	$2,198	$2,208	$—		$11,533
Other revenue	—	158	19	217	55	731	897	1,084	—		3,161

Total revenue	—	1,102	1,045	1,976	1,659	2,525	3,095	3,292	—		14,694

Expenses:
Operating expenses	—	356	646	811	690	1,330	1,482	1,606	—		6,921
General and administrative	111	364	207	373	115	199	205	268	500	(B)	2,342
Management and franchise fees	—	111	93	176	114	216	260	199	—		1,169
Taxes, insurance and other	—	76	60	159	131	144	186	172	—		928
Depreciation of real estate owned	—	275	238	546	266	234	323	685	(2,567	)(C)	1,867
									1,867	(D)
Interest, net	(385)	284	623	556	282	306	415	571	(2,177	)(E)	475

Total expenses	(274)	1,466	1,867	2,621	1,598	2,429	2,871	3,501	(2,377)		13,702
Gain on debt cancellation	—	—	(1,711)	—	—	—	—	—	1,711	(E)	—
Income tax expense	—	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$274	$(364)	$889	$(645)	$61	$96	$224	$(209)	$666		$992

Basic and diluted earnings per common share	$0.09										$0.09

Weighted average common shares outstanding—basic and diluted	3,196								8,128	(F)	11,324

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(In thousands, except per share data)

	Company Historical Statement of Operations	Charlotte Lakeside Hotel, L.P. Charlotte, NC Homewood Suites (A)	Santa Clarita, CA Courtyard (A)	Allen Stacy Hotel, Ltd. Allen, TX Hampton Inn & Suites (A)	RSV Twinsburg Hotel, Ltd. Twinsburg, OH Hilton Garden Inn (A)	SCI Duncanville Hotel, Ltd. Duncanville, TX Hilton Garden Inn (A)	SCI Lewisville Hotel, Ltd. Lewisville, TX Hilton Garden Inn (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$—	$2,735	$2,019	$2,873	$3,565	$3,806	$1,198	$—		$16,196
Other revenue	—	55	310	106	1,637	1,888	652	—		4,648

Total revenue	—	2,790	2,329	2,979	5,202	5,694	1,850	—		20,844

Expenses
Operating expenses	—	1,501	1,091	1,213	2,626	2,802	1,107	—		10,340
General and administrative	15	460	464	220	416	408	195	900	(B)	3,078
Management and franchise fees	—	248	205	204	439	435	100	—		1,631
Taxes, insurance and other	—	115	169	195	263	258	122	—		1,122
Depreciation of real estate owned	—	448	867	551	446	932	1,099	(4,343	)(C)	2,600
								2,600	(D)
Interest, net	2	47	612	587	612	1,070	690	(2,795	)(E)	825

Total expenses	17	2,819	3,408	2,970	4,802	5,905	3,313	(3,638)		19,596
Income tax expense	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$(17)	$(29)	$(1,079)	$9	$400	$(211)	$(1,463)	$3,638		$1,248

Basic and diluted earnings per common share	$(1,684.60)									$0.16

Weighted average common shares outstanding—basic and diluted	—							7,653	(F)	7,653

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2007 for the respective period prior to acquisition by the Company. The Company was initially formed on November 9, 2007, and had no operations prior to that date. Additionally, three properties began operations subsequent to January 1, 2007 and had limited historical operational activity prior to their opening. These properties are as follows: Santa Clarita, California Courtyard opened in May 2007, Lewisville, Texas Hilton Garden Inn opened in August 2007, and Tucson, Arizona Hilton Garden Inn opened in March 2008.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense and gain on debt cancellation related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2007, or the dates the hotels began operations.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2007, or the dates the hotels began operations.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreement put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Nine, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

October 24, 2008